Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIRD AMENDMENT TO ONCOSIGNATURE COMPANION DIAGNOSTIC AGREEMENT

This Third Amendment to Oncosignature Companion Diagnostic Agreement (the “Third Amendment”) is made and entered into as of December 4, 2023 (the “Third Amendment Effective Date”) by and between:

Acrivon Therapeutics, Inc., a Delaware corporation with its principal place of business at 480 Arsenal Way, Suite 100, Watertown, MA 02472 (“Acrivon”), and

Akoya Biosciences, Inc., a Delaware corporation with its principal place of business at 100 Campus Drive, 6th floor, Marlborough, MA 01752 (“Akoya”).

Acrivon and Akoya are each referred to individually as a “Party” and together as the “Parties.”

Whereas, Acrivon and Akoya are parties to that certain Oncosignature Companion Diagnostic Agreement, dated June 17, 2022 (as amended, the “Agreement”), under which the Parties are collaborating to develop, validate, obtain regulatory approval for, and commercialize a companion diagnostic test for use with Prexasertib; and

Whereas, the Parties now wish to amend certain terms of the Agreement, as set forth in more detail below.

Now therefore, in consideration of the mutual promises and agreement set forth herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Schedule 3.5 of the Agreement is hereby deleted and replaced in its entirety with Schedule 3.5 attached to this Third Amendment as Exhibit A.
2.
Section 7.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

Development Milestone Payments by Acrivon. Acrivon shall pay to Akoya the non- refundable, non-creditable milestone payments corresponding to Akoya’s achievement of diligence obligations as set forth in Schedule 3.5; provided, that Akoya shall provide written notice to Acrivon regarding achievement of each such milestone and an invoice for the milestone payment due. Commencing the first quarter of 2025, in the event that any milestones set forth in Schedule 3.5 denoted as “Prexasertib Clinical Trial Dependent Milestone Payments,” are not achieved in accordance with the timeline set forth in such Schedule due exclusively to a delay in any Prexasertib Clinical Trial then (i) Acrivon shall grant Akoya a reasonable extension of time to attain any such milestones and (ii) if such delay results in Akoya having to extend OncoSignature clinical trial assay, regulatory and/or CDx project staffing and/or operations, then Acrivon will pay Akoya an additional Four Hundred Thousand Dollars ($400,000.00) (each such payment, a “Prexasertib Clinical Trial Support Payment”), payable in arrears, for each additional quarter required to support the Prexasertib Clinical Trial(s). The Prexasertib Clinical Trial Support Payment for any partial quarter shall be prorated on the basis of the actual amount of days of the calendar quarter involved. For clarity, any Prexasertib Clinical Trial Support Payments will be in addition to, and not in lieu of, any Prexasertib Clinical Trial Dependent Milestone Payment(s) payable to Akoya upon achievement of the corresponding milestone(s). Notwithstanding anything herein to the contrary, no Prexasertib Clinical Trial Support Payment shall be payable with respect to “PMA Approval – Indication 1,” PMA Approval – Indication 2” or “PMA Approval – Indication 3” milestones.

3.
This Third Amendment amends the terms of the Agreement as expressly provided above, and the Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. The validity, performance, construction, and effect of this Third Amendment shall be governed by and construed under the substantive laws of the State of Delaware, without regard to conflicts of law rules that would cause the application of the laws of another jurisdiction. This Third Amendment may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the Parties have executed this Third Amendment in duplicate originals by their proper officers as of the Third Amendment Effective Date.

Acrivon Therapeutics, Inc.		Akoya Biosciences, Inc.

By:	/s/ Peter Blume-Jensen	By:	/s/ Brian McKelligon

Name: Peter Blume-Jensen		Name: Brian McKelligon

Title: President and Chief Executive Officer		Title: Chief Executive Officer

Exhibit A

Schedule 3.5

Development Milestones; Development Milestone Payments

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